Exhibit 99.2

On March 31, 2016, in accordance with the terms of the previously announced Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”), dated February 26, 2016, among CONSOL Energy Inc., a Delaware corporation along with certain of its subsidiaries (CONSOL Mining Holding Company LLC, CONSOL Buchanan Mining Company LLC (“BMC”), CONSOL Amonate Mining Company LLC, CONSOL Mining Company LLC, CNX Land LLC, CNX Marine Terminals Inc., CNX RCPC LLC, Consol Pennsylvania Coal Company LLC and CONSOL Amonate Facility LLC), collectively “CONSOL”, and Coronado IV LLC, a Delaware company (the “Purchaser”), Coronado purchased (i) the membership interests in BMC, which owns and operates the Buchanan Mine located in Mavisdale, Virginia, (ii) various assets relating to the Amonate Mining Complex located in Amonate, Virginia (the “Amonate Assets”), (iii) CONSOL’s Russell County, Virginia coal reserves and (iv) CONSOL’s Pangburn Shaner Fallowfield coal reserves located in Southwestern, Pennsylvania (the “Transaction”). Various CONSOL assets were excluded from the sale (the “Excluded Assets”). The Excluded Assets include coalbed methane, natural gas and minerals other than coal, current assets of BMC, certain coal seams, certain surface rights, and the Amonate Preparation Plant. Coronado assumed only specified liabilities and various CONSOL liabilities were excluded and not assumed (the “Excluded Liabilities”). The Excluded Liabilities included BMC’s indebtedness, trade payables and liabilities arising prior to closing as well as the liabilities of the CONSOL subsidiaries other than BMC which are parties to the Purchase Agreement.

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 and unaudited pro forma consolidated statement of income of CONSOL for the year ended December 31 2015 give effect to this sale. The unaudited pro forma condensed consolidated financial statements have been prepared by management of CONSOL based upon the historical financial statements of CONSOL and the adjustments and assumptions in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet reflects the closing transaction as if such a transaction had been consummated on December 31, 2015.

The unaudited pro forma condensed consolidated statement of income set forth the effect of the disposition as if it had occurred on January 1, 2015.

The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that actually would have occurred if the sale had occurred on the dates indicated or which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes of CONSOL included in its Annual Report on Form 10-K for the year ended December 31, 2015.

Exhibit 99.2

CONSOL ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015
(000 OMITTED)

	As Reported	Pro Forma Adjustments		Pro Forma
Revenues and Other Income:
Natural Gas, NGLs and Oil Sales	$726,921	$1,538	(a)	$728,459
Gain on Commodity Derivative Instruments	392,942	—		392,942
Coal Sales	1,657,865	(247,546)	(a)	1,410,319
Other Outside Sales	30,967	—		30,967
Production Royalty Interests and Purchased Gas Sales	59,631	—		59,631
Freight-Outside Coal	25,597	(1,584)	(a)	24,013
Miscellaneous Other Income	145,968	(29)	(a)	145,939
Gain on Sale of Assets	74,510	(129)	(a)	74,381
Total Revenue and Other Income	3,114,401	(247,750)		2,866,651
Costs and Expenses:
Exploration and Production Costs
Lease Operating Expense	98,997	—		98,997
Transportation, Gathering and Compression	355,923	—		355,923
Production, Ad Valorem, and Other Fees	30,438	—		30,438
Direct Administrative and Selling	46,192	—		46,192
Depreciation, Depletion and Amortization	370,374	—		370,374
Exploration and Production Related Other Costs	10,119	—		10,119
Production Royalty Interests and Purchased Gas Costs	46,544	—		46,544
Other Corporate Expenses	90,583	—		90,583
Impairment of Exploration and Production Properties	828,905	—		828,905
General and Administrative	54,244	—		54,244
Total Exploration and Production Costs	1,932,319	—		1,932,319
Coal Costs
Operating and Other Costs	863,199	(155,357)	(a)	707,842
Royalties and Production Taxes	78,844	(13,751)	(a)	65,093
Direct Administrative and Selling	33,476	(4,680)	(a)	28,796
Depreciation, Depletion and Amortization	279,209	(48,995)	(a)	230,214
Freight Expense	25,597	(1,584)	(a)	24,013
General and Administrative Costs	29,836	(4,202)	(a)	25,634
Other Corporate Expenses	39,687	(10,257)	(a)	29,430
Total Coal Costs	1,349,848	(238,826)		1,111,022
Other Costs
Miscellaneous Operating Expense	64,096	—		64,096
General and Administrative Costs	—	—		—
Depreciation, Depletion and Amortization	18	—		18
Loss on Debt Extinguishment	67,751	—		67,751
Interest Expense	199,269	(8,105)	(c)	191,164
Total Other Costs	331,134	(8,105)		323,029
Total Costs and Expenses	3,613,301	(246,931)		3,366,370
(Loss) Earnings Before Income Tax	(498,900)	(819)		(499,719)
Income Tax (Benefit) Expense	(134,425)	287	(b)	(134,138)
Net (Loss) Income	(364,475)	(532)		(365,581)
Less: Net Income (Loss) Attributable to Noncontrolling Interests	10,410	—		10,410
Net (Loss) Income Attributable to CONSOL Energy Shareholders	$(374,885)	$(532)		$(375,417)

Exhibit 99.2

CONSOL ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2015
(CONTINUED)

(Dollars in thousands, except per share data)	As Reported	Pro Forma
(Loss) Earnings Per Share:
Basic	$(1.64)	$(1.64)
Dilutive	$(1.64)	$(1.64)

CONSOL ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015
(000 OMITTED)

	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and Cash Equivalents	$72,578	$402,799	(d)	$475,377
		(402,799)	(g)
Accounts and Notes Receivable:
Trade	200,508			200,508
Other Receivables	122,095	(213)	(e)	121,882
Inventories	97,438	(13,764)	(e)	83,674
Recoverable Income Taxes	13,887	—		13,887
Prepaid Expenses	298,257	(928)	(e)	297,329
Total Current Assets	804,763	(14,905)		789,858
Property, Plant and Equipment:
Property, Plant and Equipment	15,574,946	(978,994)	(e)	14,595,952
Less—Accumulated Depreciation, Depletion and Amortization	5,905,569	509,274	(e)	6,414,843
Total Property, Plant and Equipment—Net	9,669,377	(469,720)		9,199,657
Other Assets:
Investment in Affiliates	237,330	—		237,330
Other	218,432	21,157	(e)/(d)	239,589
Total Other Assets	455,762	21,157		476,919
TOTAL ASSETS	$10,929,902	$(463,468)		$10,466,434

Exhibit 99.2

CONSOL ENERGY INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015
(000 OMITTED)

	As Reported	Pro Forma Adjustments		Pro Forma
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$271,394	$—		$271,394
Current Portion of Long-Term Debt	6,650	(76)	(e)	6,574
Short-Term Notes Payable	952,000	(402,799)	(g)	549,201
Other Accrued Liabilities	450,893	(3,840)	(e)/(h)	447,053
Total Current Liabilities	1,680,937	(406,715)		1,274,222
Long-Term Debt:
Long-Term Debt	2,712,911	—		2,712,911
Capital Lease Obligations	35,294	(375)	(e)	34,919
Total Long-Term Debt	2,748,205	(375)		2,747,830
Deferred Credits and Other Liabilities:
Deferred Income Taxes	74,629	—		74,629
Postretirement Benefits Other Than Pensions	630,892	—		630,892
Pneumoconiosis Benefits	113,032	—		113,032
Mine Closing	299,280	(9,485)	(e)	289,795
Gas Well Closing	164,634	(1,385)	(e)	163,249
Workers’ Compensation	69,812	(1,218)	(e)	68,594
Salary Retirement	91,596	—		91,596
Reclamation	34,150	—		34,150
Other	166,959	—		166,959
Total Deferred Credits and Other Liabilities	1,644,984	(12,088)		1,632,896
TOTAL LIABILITIES	6,074,126	(419,178)		5,654,948
Stockholders’ Equity:
Common Stock, $0.01 Par Value; 500,000,000 Shares Authorized, 229,054,236 Issued and Outstanding at December 31, 2015; 230,265,463 Issued and Outstanding at December 31, 2014	2,294	—		2,294
Capital in Excess of Par Value	2,435,497	—		2,435,497
Preferred Stock, 15,000,000 Shares Authorized, None Issued and Outstanding	—	—		—
Retained Earnings	2,579,834	(44,765)	(f)	2,535,069
Accumulated Other Comprehensive Loss	(315,598)	475	(e)	(315,123)
Common Stock in Treasury, at Cost—No Shares at December 31, 2015 and 2014	—	—		—
Total CONSOL Energy Inc. Stockholders’ Equity	4,702,027	(44,290)		4,657,737
Noncontrolling Interest	153,749	—		153,749
TOTAL EQUITY	4,855,776	(44,290)		4,811,486
TOTAL LIABILITIES AND EQUITY	$10,929,902	$(463,468)		$10,466,434

Exhibit 99.2

CONSOL ENERGY INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
DECEMBER 31, 2015

1.	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 and unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2015 are derived from and should be read in conjunction with CONSOL's audited consolidated financial statements in its Annual Report on Form 10-K for the period ended December 31, 2015.

2.	Proforma Adjustments and Assumptions

The adjustments are based on currently available information for certain estimates and assumptions and, therefore, the actual effects of these transactions may differ from the pro forma adjustments. A general description of these transactions and adjustments is provided as follows:

(a) These adjustments reflect the elimination of operating revenues, expenses and other income to reflect the consummation of the sale as if it occurred as of January 1, 2015.
(b) This adjustment represents the estimated income tax effect of the pro-forma adjustments. The tax effect of the pro-forma adjustments was calculated using the federal statutory rate of 35% for the period presented.
(c) CONSOL expects to utilize the net proceeds from the sale to repay a portion of the amounts outstanding under its senior secured credit agreement. This adjustment represents a reduction in interest expense associated with the amounts outstanding under the senior secured credit agreement using an average borrowing rate of 1.98%.
(d) This adjustment represents the receipt of $402.8 million of net cash consideration at the closing of the transaction. An additional $22.0 million of proceeds was put in escrow per the terms of the purchase agreement and will be released over the next two years.
(e) These adjustments reflect the elimination of assets and liabilities attributable to the sale as of December 31, 2015.
(f) This adjustment reflects the loss of $44.8 million arising from the transaction based on the net book value of the assets and liabilities sold as of December 31, 2015.
(g) As discussed in (d) above, CONSOL expects to use the proceeds from the transaction to repay a portion of the debt outstanding under its senior secured credit agreement.
(h) This adjustment represents an accrual for estimated transactions fees of $6.2 million.